UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

________________________________________

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)

(703) 438-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised Compensatory Arrangements for Chief Executive Officer and Executive Chairman

On February 11, 2014, comScore, Inc. (the “Company”) announced that the board of directors (the “Board”) of the Company had appointed Serge Matta as Chief Executive Officer (“CEO”) of the Company. Mr. Matta assumed his new role on March 1, 2014, when current CEO Magid Abraham retired from that position and transitioned to his new role as Executive Chairman of the Board of Directors.

Consistent with those events, on February 28, 2014, the Compensation Committee (the “Committee”) of the Board reviewed the Company’s compensation of its Messrs. Matta and Abraham, its Chief Executive Officer and Executive Chairman, respectively, with input from Compensia, its outside compensation consultant. Following such review, the Committee approved the following compensatory arrangements for Messrs. Matta and Abraham, effective as of March 1, 2014.

Serge Matta, Chief Executive Officer

Base Salary

The Committee approved an annual salary of $475,000 for Mr. Matta.

Performance-Based Award

The Committee approved the following short-term incentive (“STI”) equity-based performance awards and long-term incentive (“LTI”) equity-based awards for Mr. Matta:

Value of STI Performance-Based Stock Bonus at Time of Grant		Value of LTI Performance-Based RSU Bonus at Time of Grant		Value of LTI Time-Based RSU Award at time of Grant
Target	Maximum	Target	Maximum
$700,000	$1,400,000	$700,000	$1,400,000	$700,000
The STI and LTI awards are subject to the following terms:

•
The Committee has established STI and LTI stock- and RSU-based performance awards to be earned based on Company-performance targets. The Company-performance targets are 50% based on revenue and 50% based on adjusted EBITDA performance.

•
Once the Committee determines the value of an award that has been achieved, Mr. Matta will become eligible to earn the number of shares for the STI award and RSUs for the LTI award determined by dividing the amount by the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on the date of determination, which is expected to be on or around February 18, 2015.

•
The number of shares for the LTI time-based award will be determined by dividing the award amount by the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on February 18, 2015.

•	Shares to be issued with respect to amounts earned with respect to STI will be fully vested on the date of issuance, which is expected to be on or around February 18, 2015.

•
One-third of the number of shares subject to the LTI awards shall be immediately vested at the time of performance determination on or around February 18, 2015, and one-third of the number of shares subject to the LTI awards shall vest annually on each of February 18, 2016 and 2017, subject to continued employment of Mr. Matta through each vesting date.

•	Mr. Matta must remain employed through the date that the Committee makes its determination in order to earn the awards.

•
The Committee, in its sole discretion, has the right to amend, supplement, supersede or cancel the bonus program for any reason, and has reserved the right to determine whether and when to pay out any awards, regardless of actual achievement of the performance targets.

•
In the event of a “change of control” of the Company prior to the date the Committee is able to determine the extent to which goals have been achieved, the performance-based criteria will be deemed to be achieved at target levels with vesting to occur over the period described above.

Additionally, the Committee approved a one-time promotion award of 44,459 shares. 50% of this promotion award (or 22,230 shares) will be earned based on Company-performance targets established for 2014. The Company-performance targets are 50% based on revenue and 50% based on adjusted EBITDA performance. The performance-based portion of this award will be determined on or around February 18, 2015, with one-third of the number of shares subject to the LTI awards to be immediately vested at the time of award, and one-third of the number of shares subject to the one-time award shall vest annually on each of February 18, 2016 and 2017. The remaining 50% of this promotion award (or 22,229 shares) will vest in equal annual installments on February 18, 2015, 2016, and 2017. In each case, the vesting will be subject to Mr. Matta continuation as a service provider to the Company.
The Committee also approved the amendment of the severance period for Mr. Matta's Severance and Change of Control Agreement to 2 years.

Magid M. Abraham, Executive Chairman

Base Salary

The Committee approved an annual salary of $250,000 for Dr. Abraham, which will be paid in the form of restricted stock in lieu of cash, with one-quarter awarded on each of March 31, 2014; June 30, 2014; September 30, 2014, and December 31, 2014. For each disbursement, Dr. Abraham will receive an award of common stock with a value equal to the amount of salary foregone, less amounts paid to him in cash during the applicable calendar quarter to cover health benefits, based on the closing price of our common stock as reported on the NASDAQ Global Market at the close of trading on the last day of the applicable calendar quarter. The amount of shares to be delivered will be reduced by the number of shares necessary to satisfy applicable tax withholding.

Performance-Based Grant

On March 29, 2012, Dr. Abraham became eligible to earn up to 96,666 shares of common stock based on performance in 2014 for achieving certain revenue and EBITDA targets, and an additional 96,666 shares of common stock for overachieving revenue and EBITDA targets. The Committee determined that Dr. Abraham would continue to participate in such program, but the amount of shares available for overachievement of such targets would be reduced to 48,333. The Committee further determined that 50% of the basis for Dr. Abraham’s performance will be based on certain product-specific goals, while 50% shall remain subject to certain revenue and adjusted EBITDA targets. As such, Dr. Abraham is eligible to earn up to 144,999 shares of common stock based on performance in 2014 relative to targets determined by the Committee. The revenue and adjusted EBITDA targets are expected to be determined applying a similar approach to the targets as was applied in 2013.

Retention Grant

On March 29, 2012, Dr. Abraham received a restricted stock award covering 210,000 shares of common stock. The award vests as to 70,000 shares on each of March 30, 2013, 2014 and 2015, subject to Dr. Abraham’s continued service on each of the respective vesting dates. The Committee determined that this retention grant shall remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Christiana L. Lin
Christiana L. Lin SVP, General Counsel and Chief Privacy Officer

Date: March 5, 2014